Exhibit 3.93

WY Secretary of State
FILED: 05/23/2007
Original ID: 2005-000497467
Amendment ID: 2007-000611943

LIMITED LIABILITY COMPANY AMENDMENT TO ARTICLES OF ORGANIZATION	933003

Wyoming Secretary of State	Phone (307) 777-7311/7312
The Capitol Building, Room 110	Fax (307) 777-5339
200 W. 24th Street	E-mail: corporations@state.wy.us
Cheyenne, WY 82002-0020

The name of the limited liability company is:  Direct Financial Solutions of Wyoming LLC

Article One is amended as follows:

The name of the Limited Liability Company is changed from Direct Financial Solutions of Wyoming LLC to Cash Central of Wyoming, LLC.

The above amendments are adopted in accordance with the operating agreement or with the consent of all members.

Date:	5/15/07

		By:	/s/ [ILLEGIBLE]

		Title:	Manager

MAY 23 2007

SECRETARY OF STATE

WYOMING

Filing Fee: $50.00

Hamend - Revised 9/2003

FILED: 08/05/2005

CID: 2005-00497467

WY Secretary of State

ARTICLES OF ORGANIZATION
OF
DIRECT FINANCIAL SOLUTIONS OF WYOMING LLC

BY AGREEMENT, the undersigned Organizer, on behalf of the Members who desire to form a limited liability company pursuant to the Wyoming Limited Liability Company Act (hereinafter referred to as the “Act”), hereby sets forth the following Articles of Organization for such limited liability company (hereinafter referred to as the “Company”):

ARTICLE 1          NAME

The name of the Company is Direct Financial Solutions of Wyoming LLC.

ARTICLE 2          PERIOD OF DURATION

The period of duration of the Company shall be perpetual.

ARTICLE 3          PURPOSE

The purposes for which the Company is organized are to engage in any lawful business activities for which limited liability companies may be organized pursuant to the Act.

ARTICLE 4          REGISTERED AGENT

The name of the original Registered Agent of the Company is Pioneer Corporate Services, located at 1720 Carey Avenue, Cheyenne, Wyoming 82001.

ARTICLE 5          CONTRIBUTED CAPITAL

The total cash contributed to the Company by the Members is $1,000. Subsequent contributions shall be made as later determined by the Members.

ARTICLE 6          ADDITIONAL MEMBERS

Additional members may be admitted as members of the Company upon the unanimous consent of the Members as have been previously admitted. An interest of a Member in the Company may only be adjusted, transferred or assigned in accordance with the provisions of the Operating Agreement of the Company. If all of the Members of the Company do not consent to a transfer or assignment, the transferee has no right to participate in the management of the business or affairs of the Company or become a Member and is only entitled to receive the transferor’s share of profits or other compensation.

RECEIVED
WYOMING
SECRETARY OF STATE
2005 AUG 5 AM 10 19

ARTICLE 7          MANAGEMENT

The management of the Company shall be vested in one or more Managers. The names and street addresses of the initial Managers, who will serve until a successor is elected, are as follows:

NAME	ADDRESS

Todd Jensen	89 East 1400 North
Logan, Utah 84341

Mari-Catherine Vinton	89 East 1400 North
Logan, Utah 84341

ARTICLE 8          ELECTION AS A FLEXIBLE LIMITED LIABILITY COMPANY

The Company shall be organized as a flexible limited liability company, as provided in Wyoming Statutes § 17-15-144.

ARTICLE 9          AUTHORITY

No Member shall have authority to act on behalf of or bind the Company without the written approval of the Manager. Only a Manager of the Company, as indicated above, or successor(s) as Manager, and those given authority by such written approval may sign contracts or other instruments on behalf of the Company.

ARTICLE 10        LIABILITY

Neither the Members, Managers, Employees, nor Agents of the Company shall be personally liable for any debt, obligation, or liability of the Company nor of any other Member, Manager, Employee, or Agent of the Company. Neither shall the Company be liable for any debts, obligations, or liabilities of any Member, Manager, Employee, or Agent.

IN WITNESS WHEREOF, the Organizer has hereunto executed this Agreement this 20th day of June, 2005.

ORGANIZER:

/s/ Richard G. Smurthwaite
Richard G. Smurthwaite